UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2026

Copley Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42622	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 4005-4006, 40/F, One Exchange Square
8 Connaught Place, Central, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 2861 3335

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one warrant	COPLU	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	COPL	New York Stock Exchange
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	COPLW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Business Combination Agreement

General Description of the Business Combination Agreement

On June 10, 2026, Copley Acquisition Corp, a Cayman Islands exempted company (“Copley” or “SPAC”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Ignite Proteomics, LLC, a Delaware limited liability company “Ignite” or the “Company”), Ignite Proteomics Holdings, Inc., a Delaware corporation (“Pubco”), Ignite Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and Ignite Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with SPAC Merger Sub, the “Merger Subs”, and the Merger Subs collectively with Pubco and SPAC, the “SPAC Parties”), Jeffrey M. Busch, solely in his capacity as the Seller Representative, and Chibo Tang, solely in his capacity as the SPAC Representative. Terms used but not defined herein shall have the meanings defined in the Business Combination Agreement.

Pursuant to the Business Combination Agreement and subject to the terms and conditions set forth therein, (i) prior to the closing (the “Closing”, and the date and time of the Closing, the “Closing Date”) of the transactions contemplated by the Business Combination Agreement (the “Transactions”), SPAC shall transfer by way of continuation out of the Cayman Islands and into the State of Delaware, so as to re-domicile as and become a Delaware corporation pursuant to the Cayman Islands Companies Act (as revised) and the applicable provisions of the Delaware General Corporation Law (the “Conversion”), (ii) following the Conversion and on the Closing Date, (A) SPAC Merger Sub will merge with and into Copley, with Copley continuing as the surviving entity (the “SPAC Merger”) and, as a result of which, each issued and outstanding security of Copley immediately prior to the effective time of the SPAC Merger shall no longer be outstanding and shall automatically be cancelled in exchange for which the security holders of Copley shall receive substantially equivalent securities of Pubco, and (B) Company Merger Sub will merge with and into Ignite, with Ignite continuing as the surviving entity (the “Company Merger,” and together with the SPAC Merger, the “Mergers”), and as a result of which each issued and outstanding membership interest of Ignite immediately prior to the effective time of the Company Merger shall no longer be outstanding and shall automatically be cancelled in exchange for which the holders of such membership interests shall receive shares of common stock, par value $0.0001 per share, of Pubco (“Pubco Common Stock”). As a result of the Mergers and the other Transactions, Copley and Ignite will become wholly-owned subsidiaries of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement, and Pubco will become a publicly traded company.

At the effective time of the Mergers (the “Effective Time”), by virtue of the SPAC Merger and following the Conversion, each issued and outstanding share of SPAC common stock (other than treasury shares) shall be converted automatically into the right to receive one share of Pubco Common Stock, each issued and outstanding SPAC Public Warrant shall be converted into one Pubco Public Warrant and each issued and outstanding SPAC Private Warrant shall be converted into one Pubco Private Warrant, in each case having substantially the same terms and conditions as the applicable SPAC warrant, except that such warrants shall represent the right to acquire shares of Pubco Common Stock in lieu of shares of SPAC common stock.

Additionally, at the Effective Time, by virtue of the Company Merger, each membership interest of Ignite issued and outstanding immediately prior to the Effective Time (other than any excluded interests) will be cancelled and cease to exist in exchange for the right to receive shares of Pubco Common Stock comprising the Merger Consideration (as defined below). Any outstanding convertible securities of Ignite, if not exercised or converted prior to the Effective Time, shall be cancelled, retired and terminated and cease to represent a right to acquire membership interests of Ignite.

Consideration

The aggregate consideration to be paid to holders of Ignite’s membership interests as of the Effective Time (collectively, the “Sellers”) pursuant to the Company Merger shall consist of a number of newly issued shares of Pubco Common Stock equal to One Hundred and Fifty Million U.S. Dollars ($150,000,000) divided by Ten U.S. Dollars ($10.00) (the “Merger Consideration”). At the Effective Time, each Seller’s membership interests issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive such Seller’s percentage of the Merger Consideration in the form of Pubco Common Stock; provided, however, that Ignite may elect, in its sole discretion, prior to the Effective Time to receive in lieu of all or any number of shares of Pubco Common Stock issuable as Merger Consideration the same number of Pubco Common Stock Equivalents.

Additionally, at the Closing, Pubco shall pay to Copley Acquisition Sponsors Limited, a British Virgin Islands company limited by shares (the “Sponsor Payment Recipient”), in cash by wire transfer of immediately available funds, an amount equal to Four Million U.S. Dollars ($4,000,000). The Sponsor Payment Recipient is distinct from Copley Acquisition Sponsors, LLC, the “Sponsor” party to the Insider Letter Amendment described below.

Representations and Warranties

The Business Combination Agreement contains representations and warranties that are reasonably customary for similar transactions that are made by the parties as of the date of the Business Combination Agreement, or other specified dates, solely for the benefit of certain of the parties to the Business Combination Agreement, and in certain cases are subject to specified exceptions and materiality, Material Adverse Effect (as defined below), knowledge and other qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. “Material Adverse Effect” means, with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Business Combination Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions.

No Survival

The representations and warranties of the parties contained in the Business Combination Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party to the Business Combination Agreement has agreed to use its commercially reasonable efforts, and to cooperate fully with one another, to consummate the Transactions. The Business Combination Agreement also contains certain customary covenants by each of the parties that apply during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement (the “Interim Period”), including (i) the provision of access to the applicable party’s properties, books and personnel; (ii) the operation of the parties’ respective businesses in the ordinary course of business; (iii) the current and timely filing of Copley’s public filings; (iv) no insider trading; (v) notifications to the other parties of certain breaches, consent requirements and other matters; (vi) obtaining third party and regulatory approvals; (vii) tax matters; (viii) further assurances; (ix) public announcements; (x) confidentiality; and other covenants. The Business Combination Agreement also contains certain customary post-Closing covenants, including, without limitation, in regard to (1) tax matters; (2) the maintenance of books and records; (3) the indemnification of directors and officers; and (4) the use of proceeds from Copley’s trust account. Additionally:

Each of Copley and Ignite will not solicit or enter into a competing alternative transaction, in accordance with customary terms and provisions set forth in the Business Combination Agreement.

Copley will not approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal (as defined in the Business Combination Agreement), or otherwise change, withdraw, withhold, qualify or modify its recommendation to its shareholders for approval of the Business Combination Agreement and the Transactions (a “Change in Recommendation”); provided, however, that if at any time prior to (but not after) obtaining the approval of Copley’s shareholders, the Copley board of directors determines in good faith, in response to an Intervening Event (as defined in the Business Combination Agreement) after consultation with its outside legal counsel, that the failure to make a Change in Recommendation would be a breach of its fiduciary duties under applicable law, then the board may make a Change in Recommendation, provided that Copley delivers, pursuant to procedures set forth in the Business Combination Agreement, written notice advising Ignite that the Copley board of directors proposes to take such action and containing the material facts underlying the board’s determination. If requested by Ignite, Copley will use its reasonable best efforts to engage in good faith negotiations with Ignite to make adjustments in the terms and conditions of the Business Combination Agreement that obviate the need for a Change in Recommendation.

Ignite will deliver to Copley audited consolidated financial statements of Ignite certified as audited in accordance with GAAP and the standards of the PCAOB by a -PCAOB-qualified auditor, accompanied by an unqualified opinion of the auditor thereon (collectively, the “Audited Financials”), as soon as reasonably practicable after the date of the Business Combination Agreement but no later than ten (10) Business Days from the date of the Business Combination Agreement (the “Audit Delivery Date”). In addition, during the Interim Period, Ignite will deliver to Copley unaudited quarterly and annual financial information through the Closing Date.

Copley, Ignite and Pubco will, as promptly as practicable after the date of the Business Combination Agreement, prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the securities of Pubco to be issued pursuant to the Transactions, and containing a proxy statement/prospectus for the solicitation of proxies from Copley shareholders to approve the Business Combination Agreement, the Transactions and related matters at an extraordinary general meeting of Copley’s shareholders, and providing Copley’s public shareholders with an opportunity to request redemption of their public shares in connection with the Transactions, as required by Copley’s amended and restated memorandum and articles of association and Copley’s initial public offering prospectus (the “Redemption”).

Promptly after the Registration Statement has become effective and been distributed by Pubco, Ignite will call a meeting of its members or obtain written consent in order to obtain the requisite vote of the holders of Ignite’s membership interests to approve the Business Combination Agreement and each of the ancillary documents to which Ignite is or is required to be a party or bound and the consummation of the transactions contemplated thereby (the “Required Company Member Approval”) and to take all other actions necessary or advisable to secure the Required Company Member Approval, including enforcing the Seller Support Agreements (as described below). At the request of Copley, Ignite shall make the members of its management reasonably available to participate in management presentations, “road shows,” rating agency presentations, meetings with financing sources and similar events in connection with obtaining the approval of Copley’s shareholders, any “share recycling” efforts by Copley and the obtaining of any debt or equity financing, ratings or governmental or other third-party approvals.

The parties shall take all action necessary so that, effective at the Closing, the post-Closing board of directors of Pubco will consist of seven (7) individuals, designated by Ignite, at least four (4) of whom shall be required to qualify as independent directors under the rules of the New York Stock Exchange LLC (the “NYSE”), and one (1) of whom shall be the chief executive officer of Ignite. The parties shall also take all action necessary so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Pubco immediately after the Closing will be the same individuals (in the same office) as that of Ignite immediately prior to the Closing (unless, at its sole discretion, Ignite desires to appoint another qualified person to either such role, in which case, such other person(s) identified by Ignite shall serve in such role or roles).

During the Interim Period, (i) Copley shall use its best efforts to obtain up to Twenty Million U.S. Dollars ($20,000,000) in Transaction Financing, and (ii) Ignite shall use its best efforts to obtain up to Ten Million U.S. Dollars ($10,000,000) in Transaction Financing. “Transaction Financing” means a capital raising transaction in connection with the Transactions structured as one or a combination of common equity, preferred equity, convertible equity or debt, non-redemption or backstop arrangements with respect to the trust account, a committed equity facility, debt facility, and/or other sources of cash or cash equivalents, in each case, whether such investment is into Copley, Ignite or Pubco.

The parties agree that, after taking into account any payments made in connection with the Redemption, funds in Copley’s trust account and any proceeds from any Transaction Financing will be used first to pay Copley’s accrued and unpaid expenses, Copley’s deferred expenses, including deferred initial public offering expenses and legal fees, loans owed by Copley to the Sponsor for expenses, administrative costs and Extension Expenses, and any other unpaid expenses of Ignite as of the Closing, with any remaining cash to be used for working capital and general corporate purposes of Pubco and the surviving subsidiaries.

Conditions to Closing

The obligations of the parties to consummate the Transactions are subject to various conditions, including the following mutual conditions of the parties, unless waived: (i) the approval of the Business Combination Agreement and the Transactions and related matters by the requisite vote of each of Copley’s shareholders and Ignite’s members; (ii) the expiration or termination of any waiting period applicable to the consummation of the Business Combination Agreement under any antitrust laws; (iii) obtaining material regulatory approvals; (iv) obtaining or making the Consents required to be obtained from or made with third Persons; (v) no law or order preventing or prohibiting the Transactions; (vi) appointment of the Post-Closing Pubco Board consistent with the requirements of the Business Combination Agreement; (vii) the effectiveness of the Registration Statement; (viii) the Conversion shall have been consummated; (ix) Pubco shall have amended and restated its certificate of incorporation in a form satisfactory to Copley and Ignite; (x) shares of Pubco Common Stock and Pubco Public Warrants shall have been approved for listing on the NYSE upon the Closing; and (xi) Pubco shall have adopted, on or prior to the Closing, an equity incentive plan in a form satisfactory to Copley and Ignite, and which will provide for awards for a number of shares of Pubco Common Stock equal to fifteen percent (15%) of the aggregate number of shares of Pubco Common Stock issued and outstanding immediately after the Closing.

In addition, unless waived by Ignite, the obligations of Ignite to consummate the Transactions are subject to the satisfaction of the following closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations of Copley relating to organization and standing, authorization, non-contravention, capitalization (other than the first sentence of such representation in the Business Combination Agreement) and finders and brokers being true and correct in all material respects on and as of the date of the Business Combination Agreement and as of the Closing Date; (ii) the representations and warranties of Copley set forth in the first sentence of the capitalization representation being true and correct in all respects (except for de minimis inaccuracies) on and as of the date of the Business Combination Agreement and as of the Closing Date; (iii) all other representations and warranties of Copley being true and correct (without giving effect to any limitations as to “materiality” or any similar limitation set forth herein) in all respects on and as of the date of the Business Combination Agreement and as of the Closing Date, as though made on and as of the Closing Date, except where the failure of such representations and warranties to be true and correct, individually and in the aggregate has not had a Material Adverse Effect on Copley; (iv) the SPAC Parties having performed in all material respects their obligations and complied in all material respects with the covenants and agreements under the Business Combination Agreement required to be performed or complied with by them on or prior to the Closing Date; (v) the Insider Letter Amendment (as defined below), the Amended Registration Rights Agreement and the Sponsor Letter being in full force and effect as of the Closing; and (vi) the sum of (A) the aggregate cash proceeds available for release from the trust account (after giving effect to the completion and payment of the Redemption), plus (B) the net proceeds of any Transaction Financings conducted by Copley, shall equal or exceed Fifteen Million U.S. Dollars ($15,000,000) (the “SPAC Minimum Cash Condition”).

Unless waived by Copley, the obligations of Copley to consummate the Transactions are subject to the satisfaction of the following closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations of Ignite relating to organization and standing, authorization, non-contravention, capitalization (other than the first sentence of such representation in the Business Combination Agreement) and finders and brokers being true and correct (without giving effect to any limitation as to “materiality” set forth therein) in all material respects on and as of the date of the Business Combination Agreement and as of the Closing Date; (ii) the representations and warranties set forth in the first sentence of the capitalization representation being true and correct in all respects on and as of the date of the Business Combination Agreement and as of the Closing Date; (iii) all other representations and warranties of Ignite being true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth herein) in all respects on and as of the date of the Business Combination Agreement and on and as of the Closing Date, except where the failure of such representations and warranties to be true and correct, individually and in the aggregate has not had a Material Adverse Effect; (iv) Ignite having performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under the Business Combination Agreement required to be performed or complied with on or prior the Closing Date; (v) absence of any Material Adverse Effect with respect to the Target Companies since the date of the Business Combination Agreement; (vi) each Non-Competition Agreement, each Lock-Up Agreement, the Insider Letter Amendment, the Seller Support Agreement and the Amended Registration Rights Agreement being in full force and effect as of the Closing; (vii) Copley and Pubco having received employment agreements, in each case effective as of the Closing, in form and substance acceptable to Copley, between certain employees and Pubco or a subsidiary, and each such employment agreement duly executed by the parties thereto; and (viii) the sum of net proceeds of any Transaction Financings conducted by Ignite shall equal or exceed Seven Million Five Hundred Thousand U.S. Dollars ($7,500,000) (the “Company Minimum Cash Condition”).

If the Company Minimum Cash Condition is not satisfied or irrevocably committed at or prior to the Closing, Ignite shall reimburse Copley and/or the Sponsor for reasonable, documented out-of-pocket third-party costs and expenses incurred in connection with the Transactions, up to an aggregate cap of $1,500,000. If the SPAC Minimum Cash Condition is not satisfied or irrevocably committed at or prior to the Closing, Copley shall reimburse Ignite for reasonable, documented out-of-pocket third-party costs and expenses incurred in connection with the Transactions, up to an aggregate cap of $1,500,000.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing by either Copley or Ignite if the Closing does not occur by September 30, 2026, or such other date as may be extended pursuant to the Business Combination Agreement.

The Business Combination Agreement may also be terminated under certain other customary and limited circumstances at any time prior to the Closing, including, among other reasons: (i) by mutual written consent of Copley and Ignite; (ii) by written notice by either Copley or Ignite to the other if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iii) by Ignite for Copley’s uncured material breach of the Business Combination Agreement, such that the related closing condition would not be met; (iv) by Copley for Ignite’s uncured material breach of the Business Combination Agreement, such that the related closing condition would not be met; (v) by Copley, if there shall have been a Material Adverse Effect on Ignite and its subsidiaries following the date of the Business Combination Agreement which is uncured and continuing; (vi) by written notice by either Copley or Ignite, if Copley holds its extraordinary general meeting to approve the Business Combination Agreement and the Transactions, and such approval is not obtained; and (vii) by written notice from Copley to Ignite if Ignite has not delivered the Audited Financials on or before the Audit Delivery Date.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related to public announcements, confidentiality, effect of termination, fees and expenses, trust fund waiver, and customary miscellaneous provisions) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Business Combination Agreement prior to such termination.

Trust Account Waiver

Ignite agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Copley’s trust account held for its public shareholders, and has agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Governing Law

The Business Combination Agreement is governed by New York law, and the parties are subject to the exclusive jurisdiction of federal and state courts located in New York County, State of New York (and any appellate courts thereof).

Related Agreements

Seller Support Agreement

Simultaneously with the execution of the Business Combination Agreement, holders of membership interests of Ignite holding interests sufficient to approve the adoption of the Business Combination Agreement and approve the Company Merger and the other transactions contemplated by the Business Combination Agreement (the “Holders”) entered into support agreements (each, a “Seller Support Agreement”), pursuant to which, among other things, each Holder agreed to vote its membership interests of Ignite (the “Membership Interests”) in favor of the adoption of the Business Combination Agreement, the ancillary documents, the approval of the Transactions and any amendments to Ignite’s organizational documents in connection therewith and against any competing acquisition proposal or alternative transaction. Each Holder also granted an irrevocable proxy to Copley with respect to voting on matters related to approval of the Business Combination Agreement and Transactions. Each Holder also agreed to (i) take certain other actions in support of the Business Combination Agreement and the Transactions and to refrain from taking actions that would adversely affect such Holder’s ability to perform its obligations under the Seller Support Agreement, (ii) not transfer the Membership Interests during the period from the date of the Seller Support Agreement through the earlier of the Closing or termination of the agreement without Copley’s prior written consent, and (iii) subject to and conditioned upon the Closing and subject to specified limitations and carve-outs, including for claims arising under the Business Combination Agreement, the Seller Support Agreement, Ancillary Documents and related transaction documents, certain equityholder rights, specified indemnification and reimbursement rights and specified compensation, benefit and employment-related rights, release Pubco, Copley, Ignite and their respective directors, officers, employees, agents and subsidiaries from claims arising out of or relating to such Holder’s capacity as a current or former member of Ignite. A copy of the form of the Seller Support Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Insider Letter Amendment

Simultaneously with the execution of the Business Combination Agreement, Copley, Pubco, Ignite, Copley Acquisition Sponsors, LLC (the “Sponsor”) and Copley’s directors and officers entered into an amendment (the “Insider Letter Amendment”) to the letter agreement that was entered into in connection with Copley’s initial public offering (the “Insider Letter”) to (i) add Pubco and Ignite as parties to the Insider Letter, (ii) revise the terms of the Insider Letter to reflect the Transactions, including the issuance of Pubco securities in exchange for Copley securities, and have Pubco assume and be assigned the rights and obligations of Copley under the Insider Letter, and (iii) amend the terms of the lock-up such that the Founder Shares lock-up period will expire upon the earlier of (A) 90 days following the consummation of the Business Combination or (B) the date on which Pubco completes a liquidation, merger, share exchanges, reorganization or other similar transaction that results in all of Pubco’s shareholders having the right to exchange their shares for cash, securities or other property, subject to and contingent upon the Closing. A copy of the Insider Letter Amendment is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Non-Competition and Non-Solicitation Agreement

At or prior to the Effective Date (as defined in the Business Combination Agreement), Copley, Pubco and Ignite are expected to enter into a Non-Competition and Non-Solicitation Agreement in favor of Pubco and Ignite with Jeffrey M. Busch, effective as of the Closing, which will provide for a restricted period from the Closing until the third anniversary of the Closing Date. The Non-Competition and Non-Solicitation Agreement is also a condition to Copley’s obligations to consummate the Transactions.

Lock-Up Agreements

At or prior to the Effective Date (as defined in the Business Combination Agreement), the Sellers and the directors and officers of Ignite are expected to enter into Lock-Up Agreements in form and substance reasonably satisfactory to Copley and Ignite, each to be effective as of the Closing for 90 days following the consummation of the Business Combination. The Lock-Up Agreements are also a condition to Copley’s obligations to consummate the Transactions.

Amended and Restated Registration Rights Agreement

Contemporaneously with the Closing, Copley, Pubco, the Sponsor and the Sellers will enter into an amended and restated registration rights agreement that will amend and restate the registration rights agreement entered into at the time of Copley’s initial public offering, pursuant to which (i) Pubco will assume the registration obligations of Copley under such registration rights agreement, with such rights applying to the shares of Pubco Common Stock and (ii) the Sellers will be granted equal registration rights thereunder.

Side Letter and Guaranty Agreement

Simultaneously with the execution of the Business Combination Agreement, Aditxt Inc., a Delaware corporation and direct parent of Ignite (the “Guarantor”), and Copley entered into a Side Letter and Guaranty Agreement (the “Guaranty”), pursuant to which the Guarantor absolutely, unconditionally and irrevocably guarantees to Copley, as primary obligor and not merely as surety, the full, complete and punctual payment, performance and discharge of each obligation of Ignite arising under or in connection with the Business Combination Agreement and the ancillary documents to which Ignite is a party, including specified expenses, indebtedness-related obligations, covenants and other monetary and performance obligations. The Guaranty is in addition to, and does not limit, modify or supersede, any obligation of Ignite under the Business Combination Agreement. A copy of the Guaranty is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

The Business Combination Agreement and other agreements described above have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about Copley, Ignite, or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Business Combination Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure schedules prepared in connection with the execution and delivery of the Business Combination Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Business Combination Agreement are not necessarily characterizations of the actual state of facts about Copley, Ignite or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that Copley makes publicly available in reports, statements and other documents filed with the SEC. Copley and Ignite investors and securityholders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement.

The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Business Combination Agreement, form of Seller Support Agreement, Insider Letter Amendment and Guaranty, forms of which are filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, and the terms of which are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 11, 2026, Copley issued a press release to discuss the Business Combination. A copy of the press release is furnished herewith as Exhibit 99.1

The information in this Item 7.01, including Exhibit 99.1 attached hereto will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

Pubco and Ignite intend to file with the Securities and Exchange Commission (the “SEC”) the Registration Statement on Form S-4 (as amended or supplemented from time to time, the “Registration Statement”), which will include a preliminary proxy statement of Copley and a prospectus (the “Proxy Statement/Prospectus”) in connection with the extraordinary meeting of Copley’s shareholders to approve the Transactions. The definitive proxy statement and other relevant documents will be mailed to shareholders of Copley as of a record date to be established for voting on the Business Combination and other matters as described in the Proxy Statement/Prospectus. Copley, Ignite and/or Pubco will also file other documents regarding the Business Combination with the SEC. This Current Report on Form 8-K does not contain all of the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF COPLEY AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH COPLEY’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT COPLEY, IGNITE, PUBCO AND THE BUSINESS COMBINATION. Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or that will be filed with the SEC by Copley and Pubco, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Copley Acquisition Corp, Suite 4005-4006, 40/F, One Exchange Square, 8 Connaught Place, Central, Hong Kong; upon written request to Ignite Proteomics Holdings, Inc. at 15000 West 6th Avenue, Suite 400, Golden, Colorado, 80401, respectively.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE BUSINESS COMBINATION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS CURRENT REPORT ON FORM 8-K. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in Solicitation

Copley, Ignite, Pubco and their respective directors, executive officers, certain of their equity holders and other members of management and employees may be deemed under SEC rules to be participants in the solicitation of proxies from Copley’s shareholders in connection with the Business Combination. A list of the names of such persons, and information regarding their interests in the Business Combination and their ownership of Copley’s securities are, or will be, contained in Copley’s filings with the SEC, including the final prospectus for Copley’s initial public offering filed with the SEC on December 20, 2024 (the “IPO Prospectus”). Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Copley’s shareholders in connection with the Business Combination, including the names and interests of Ignite’s and Pubco’s respective directors or managers and executive officers, will be set forth in the Registration Statement and Proxy Statement/Prospectus, which is expected to be filed by Pubco and Copley with the SEC. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

This Current Report on Form 8-K and the information contained herein is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of Copley, Ignite or Pubco, or any commodity or instrument or related derivative of Copley or Pubco, nor shall there be any sale of any such securities, commodities, instruments or related derivatives in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities, commodities, instruments or derivatives shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the Business Combination involving Pubco, Copley and Ignite, including expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding Ignite, Pubco, Copley and the Business Combination, statements regarding the anticipated benefits and timing of the completion of the Business Combination, the assets that may be held by Ignite and Pubco and the value thereof, Pubco’s listing on any securities exchange, the anticipated business of Pubco, plans and use of proceeds, objectives of management for future operations of Pubco, the upside potential and opportunity for investors, Pubco’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, technological and market trends, future financial condition and performance and expected financial impacts of the Business Combination, the satisfaction of closing conditions to the Business Combination and the level of redemptions of Copley’s public shareholders, and Pubco’s expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance or that do not solely relate to historical or current facts. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, but not limited to: the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of Copley’s securities; the risk that the Business Combination may not be completed by Copley’s business combination deadline; the failure by the parties to satisfy the conditions to the consummation of the Business Combination, including the approval of Copley’s shareholders; failure to realize the anticipated benefits of the Business Combination; the level of redemptions of the Copley’s public shareholders which may reduce the public float of, reduce the liquidity of the trading market of, and/or affect the quotation, listing, or trading of Pubco Common Stock to be listed in connection with the Business Combination; the failure of Pubco to obtain or maintain the listing of its securities on any securities exchange after the closing of the Business Combination; risks associated with Copley, Ignite and Pubco’s ability to consummate the Business Combination timely or at all, including in connection with potential regulatory delays or impediments, costs related to the Business Combination and as a result of becoming a public company; changes in business, market, financial, political and regulatory conditions; risks relating to Pubco’s anticipated operations and business; risks related to increased competition in the industries in which Pubco will operate; risks related to the ability of Ignite and Pubco to execute their business plans; risks associated with the possibility of Pubco being considered to be a “shell company” by any stock exchange on which Pubco Common Stock will be listed or by the SEC, which may impact Pubco’s ability to list Pubco Common Stock and restrict reliance on certain rules or forms in connection with the offering, sale or resale of securities; the outcome of any potential legal proceedings that may be instituted against Pubco, Ignite, Copley or others in connection with or following announcement of the Business Combination, and those risk factors discussed in documents that Pubco and/or Copley filed, or that will be filed, with the SEC, including as will be set forth in the Registration Statement to be filed with the SEC in connection with the Business Combination.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the IPO Prospectus, Copley’s Quarterly Reports on Form 10-Q and Copley’s Annual Reports on Form 10-K that will be filed by Copley from time to time, the Registration Statement that will be filed by Pubco and Copley and the Proxy Statement/Prospectus contained therein, and other documents that have been or will be filed by Copley and Pubco from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that neither Copley nor Pubco presently know or that Copley and Pubco currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and each of Copley, Ignite and Pubco assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Copley, Ignite nor Pubco gives any assurance that any of Copley, Ignite or Pubco will achieve their respective expectations. The inclusion of any statement in this Current Report on Form 8-K does not constitute an admission by Copley, Ignite or Pubco or any other person that the events or circumstances described in such statement are material.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Business Combination Agreement, dated as of June 10, 2026, by and among Copley Acquisition Corp, Ignite Proteomics, LLC, Ignite Proteomics Holdings, Inc., Ignite Merger Sub I Inc., Ignite Merger Sub II LLC, and the other parties thereto.

10.1	Form of Seller Support Agreement, dated as of June 10, 2026, by and among Copley Acquisition Corp, Ignite Proteomics, LLC and the Holders party thereto.

10.2	Amendment to Letter Agreement, dated as of June 10, 2026, by and among Copley Acquisition Corp, Copley Acquisition Sponsors, LLC, Ignite Proteomics Holdings, Inc., Ignite Proteomics, LLC, and the other parties thereto.

10.3	Side Letter and Guaranty Agreement, dated as of June 10, 2026, by and between Aditxt Inc. and Copley Acquisition Corp.

99.1	Press Release dated June 11, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2026

Copley Acquisition Corp

By:	/s/ Francis Chi Yin Ng
Name:	Francis Chi Yin Ng
Title:	Co-Chief Executive Officer

By:	/s/ Menghan Zhang
Name:	Menghan Zhang
Title:	Chief Financial Officer, President